Exhibit 11.1

Consent of Independent Auditors

To the Members of

1300 East Pike Partners LLC

We hereby consent to the use in this Offering Statement on Form 1-A of our report dated October 27, 2021, relating to the financial statement of 1300 East Pike Partners LLC as of October 13, 2021, which appears in such Offering Statement.

We also consent to the reference to our firm under the heading ‘Experts’ in such Offering Statement.

Tysons, Virginia

December 17, 2021

Baker Tilly US, LLP trading as Baker Tilly is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.

Consent of Independent Auditors

To the Members of

Solis Seattle, LLC

We hereby consent to the use in this Offering Statement on Form 1-A of our report dated October 27, 2021, relating to the financial statements of Solis Seattle, LLC as of and for the years ended December 31, 2020 and 2019, which appears in such Offering Statement.

We also consent to the reference to our firm under the heading ‘Experts’ in such Offering Statement.

Tysons, Virginia

December 17, 2021

Baker Tilly US, LLP trading as Baker Tilly is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.